UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 15, 2012

TUNDRA GOLD CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-54585	27-2019656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 S Virginia Street, 8th Floor
Reno, Nevada
(Address of Principal Executive Offices)

89501
(Zip Code)

(775) 398-3012
(Registrant’s Telephone Number, Including Area Code)
_________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement

On August 15, 2012, Tundra Gold Corp. (the “Company”) gave notice of termination to MinQuest, Inc. (“MinQuest”) pursuant to the terms of the Crescent Fault Property Agreement (the “Agreement”) dated April 4, 2011. The Agreement, which was filed as an exhibit to the Company's Form 8-K filed on April 7, 2011, had granted the Company the right to acquire 100% of the mining interests of a Nevada mineral exploration property known as the Crescent Fault  Property controlled by MinQuest, a natural resource exploration company. The Company has determined that the Crescent Fault Property no longer fits with its business parameters.

As a result of such termination, the Crescent Fault Property has been returned to MinQuest and the Company is responsible to pay all claim fees, payments and expenses in order to maintain the property in good standing until August 2013. It is estimated that such fees and expenses will not exceed an aggregate of approximately $5,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tundra Gold Corp.
(Registrant)

By: /s/ Gurpartap Singh Basrai
Name: Gurpartap Singh Basrai, Title: President, Chief Executive Officer, Treasurer, Secretary and Director

Date:  August 16, 2012